EXHIBIT 32.2

Certification of Principal Financial Officer
Under Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350

The undersigned hereby certifies, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, in his capacity as the Principal Financial Officer of ZaZa Energy Corporation (the “Company”), that the Quarterly Report of the Company on Form 10-Q for the quarter ended March 31, 2015 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. §78m or §78o(d)), as amended, and that the information contained in such Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: May 14, 2015

/s/ Paul F. Jansen
Paul F. Jansen
Chief Financial Officer
(Principal Financial Officer)